Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION CLOSES NEW
SECURED TERM LOAN TO FUND FUTURE GROWTH

$155 Million Secured Term Loan Expands Leverageable Capital

CHICAGO, IL — December 14, 2015 — Ares Commercial Real Estate Corporation (NYSE: ACRE) announced today that it has closed a new $155.0 million secured term loan.  The loan has a term of three years and proceeds will be used to fund new loan originations as well as for other general corporate purposes.  The company made an initial draw of $75.0 million at closing with the remaining $80.0 million to be funded within nine months of closing.  The term loan carries a coupon of LIBOR + 6.0% with a LIBOR floor of 1.0% on drawn amounts.  In addition, there are fees on undrawn amounts and discounts on amounts funded.

“This unique facility will provide us incremental capital to originate new loans, fund commitments on existing loans and for other potential corporate uses that will help us improve shareholder value,” said Robert L. Rosen, Chairman and Interim Co-Chief Executive Officer of ACRE.  “The delay draw feature of this term loan allows us to better match the benefits of capital deployment with the associated expense.”

“We are pleased that this facility significantly increases our ability to originate new loans and further enhances our mortgage banking capabilities,” said John Jardine, President and Co-Chief Executive Officer of ACRE.  “Together with utilizing our warehouse lines, this new facility increases our capacity to originate new senior commercial real estate loans to more than $500 million assuming a 3-to-1 debt-to-equity ratio, excluding additional capital that we expect from pay offs of our existing loans.”

Prior to the closing of this facility, the company had conserved and set aside adequate capital to repay the $69.0 million in convertible notes that mature on December 15, 2015.  The company expects that none of the proceeds of the $155.0 million term loan will be used in connection with repayment of the convertible notes.

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through Ares Commercial Real Estate Corporation’s national direct origination platform, it provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, Ares Commercial Real Estate Corporation’s mortgage banking subsidiary, it originates and services multifamily residential mortgage loans, senior housing and healthcare facility loans by utilizing programs overseen by governmental agencies and government-sponsored entities. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $92 billion of assets under management as of September 30, 2015. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

Additional Information and Forward-Looking Statements

Additional details on the term loan may be found in the Form 8-K filed by the Company today with the Securities and Exchange Commission.

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition, including the ability to utilize the net proceeds of the term loan facility and make new investments with such proceeds. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, government-sponsored enterprise activity and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

Contacts:

Ares Commercial Real Estate Corporation

Investors:
Carl Drake or John Stilmar
+1 888-818-5298
iracre@aresmgmt.com

Media:
Bill Mendel
+1 212 397-1030
bill@mendelcommunications.com